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                                                                               .
                                                                               .

                                                                   Exhibit 21.1

                              LIST OF SUBSIDIARIES*

Name in Corporate Articles                 Doing Business As                          Jurisdiction
--------------------------                 -----------------                          ------------
Reflections Interactive Limited            Reflections Interactive Limited            United Kingdom

GT Interactive Software France SARL        GT Interactive Software France SARL        France

GT Interactive Europe Holdings BV          GT Interactive Europe Holdings BV          Holland

ATARI Asia Pacific Pty Ltd.                ATARI Asia Pacific Pty Ltd.                Australia
(in dissolution process)

GT Interactive Software GmbH**             GT Interactive Software GmbH               Germany

GT Interactive Software Europe Ltd.**      GT Interactive Software Europe Ltd.        United Kingdom

-------------------

* All entities, except for Reflections Interactive Limited, do not conduct business operations.

**   Denotes a direct subsidiary that itself has non-operating subsidiaries.